Exhibit 99.1

SGC ACQUIRES STEM CELL INTELLECTUAL PROPERTIES

Scottsdale, Arizona   October 17, 2005

SGC Holdings, Inc. (OTCBB: Symbol "SGCH") announced today that it entered into a Contribution Agreement with Neil H. Riordan, Ph.D. pursuant to which Riordan assigned all of his right, title and interest in a patent-pending method of expansion of stem cells.  In consideration for such assignment, the Company issued an aggregate of 100,223,602 shares of its common stock to Aidan Research & Consulting, L.L.C., an entity owned and controlled by Riordan.

Upon the effectiveness of the transactions contemplated by the Contribution Agreement, the Company's primary business became the clinical application of adult stem cell treatments on a fee-for-services basis.  The Company intends to use its newly acquired intellectual property in the application of non-controversial adult stem cells in certain medical treatments.  The Company intends to use adult stem cells derived from muscle, bone marrow or fat of the patient being treated, and adult stem cells generated from full term, healthy placentas and umbilical cords, all of which are deemed to be non-controversial sources of stem cells.  The Company does not intend to use or engage in research with respect to embryonic or fetal stem cells, both of which are contentious and fraught with ethical and moral concerns.  Initially, treatments will use stem cells to treat diseases such as cerebral palsy, stroke, cardiovascular disease, and orthopedic diseases.  "We are pleased to see this transaction with SGC Holdings come to fruition," Riordan said.  "The funds resulting from the Company's exposure to capital markets will enable the company to execute its business plan and educate the investment community about this pioneering technology."

Neil Riordan founded and operated the Aidan Clinic in Tempe, Arizona from 1999 to 2003, which operated as a successful fee-for-services medical clinic for cancer patients.  Riordan has performed clinical trials in Costa Rica and operated a successful cell biology cancer clinic in the Bahamas.  The Company will establish its first clinic and research laboratory in San Jose, Costa Rica, for proof of concept, and anticipates reproducing the medical center at other strategic locations worldwide.  Once operational, the Company will be uniquely positioned to offer the latest adult stem cell treatments to patients on a fee-for-services basis, while at the same time acquiring and developing intellectual property based on the clinical and laboratory findings.

The majority of proceeds from the Company's private placement of common stock will be used for the creation of state of the art stem cell laboratory and clinic and performance of clinical trials.  Other proceeds will go toward the procurement of additional intellectual properties.

The stem cell industry could produce revenues of US$30 billion annually by 2010, according to Cell Therapy: Technologies, Markets, and Opportunities (Drug and Market Development Publishing).  The Company believes that it is unlikely that stem cell treatments will be approved for broad application and neurological and degenerative diseases within the next five to seven years in the United States and as a result, that the company's evolution presents an excellent opportunity for the clinical application of stem cells in internationally based licensed medical facilities.

The Company expects to change its name to Medistem Laboratories, Inc. as soon as practicable and, in connection with such name change, the Company will seek a new symbol from the OTC Bulletin Board.  A press release regarding such changes will be issued immediately prior to the effectiveness of such changes.

Safe Harbor Statement:

This information includes certain ‘forward-looking statements'.  The forward-looking statements reflect the beliefs, expectations, objectives, and goals of the Company management with respect to future events and financial performance.  They are based on assumptions and estimates, which are believed reasonable at the time such statements are made.  However, actual results could differ materially from anticipated results.  Important factors that may impact actual results include, but are not limited to: commodity prices, political developments, legal decisions, market and economic conditions, industry competition, the weather, changes in financial markets, and changing legislation and regulations.  Matters discussed in the press release may contain forward-looking statements within the meaning of the Private Securities Legislation Reform Act of 1995.  When used in this press release, the words ‘anticipate', ‘believe', ‘estimate', ‘may', ‘intend', ‘expect', and similar expressions identify such forward-looking statements.  Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein.  These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties.  These include, but are not limited to: risks and uncertainties associated with the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance; the impact on the national and local economies resulting from terrorist actions and subsequent actions by the U.S.; and other factors detailed in reports filed by the Company.  Forward looking statements are intended to qualify for the safe harbor provisions of Section 21E of the Securities and Exchange Act of 1934, as amended.